Exhibit 5.1

Continental Building Products

12018 Sunrise Valley Drive, Reston VA 20191

March 27, 2014

Continental Building Products, Inc.

12018 Sunrise Valley Drive, Suite 600

Reston, VA 20191

Re:	Continental Building Products, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

I am the General Counsel of Continental Building Products, Inc., a Delaware corporation (the “Company”), and have examined the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 1,615,200 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares subject to the Registration Statement are to be issued under the Continental Building Products, Inc. 2014 Stock Incentive Plan (the “Plan”).

I have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated herein and in reliance on statements of fact contained in the documents that I have examined, I am of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, will be validly issued, fully paid and non-assessable.

This opinion is limited to the effect of the current state of the Delaware General Corporation Law and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

Continental Building Products, Inc.

March 27, 2014

I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Timothy Power